Exhibit 13.1

August 2, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Managed Portfolio Series (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13 (4) of Form N-CSR of Managed Portfolio Series dated August 2, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania